Exhibit 3.2


                                     Bylaws

                                       of

                         Emerging Markets Holdings, Inc.


                      ARTICLE I - MEETINGS OF SHAREHOLDERS
                      ------------------------------------

         SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders of the corporation shall be held during the second week in March of each year. The business transacted at the annual meeting shall include the election of directors, and the conduct of any other proper business of the corporation.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders shall be held when called by the Board of Directors, or when requested in writing by the holders of not fewer than ten percent (10%) of all votes entitled to be cast on any issue to be considered at the meeting.

         SECTION 3. PLACE. Meetings of the shareholders may be held within or without the state of Florida, at such time and location as may be stated in the meeting notice.

         SECTION 4. NOTICE. Written notice setting forth the date, time, and place of the meeting, and, in the case of a special meeting, or when otherwise required by law, the purpose or purposes thereof, must be given not fewer than ten (10) nor more than sixty (60) days before the meeting, either personally, or by first class mail, postage prepaid, to each shareholder of record entitled to vote at such meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at such shareholder's address as it appears on the share transfer books of the corporation.

         SECTION 5. NOTICE OF ADJOURNED MEETINGS. When a meeting of shareholders is adjourned to another time or place, it shall not be necessary to provide notice of the adjourned meeting if the date, time, and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the original meeting; provided, however, if, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in ss.4 of this Article I to each shareholder of record on the new record date entitled to vote at such adjourned meeting.

         SECTION 6. RECORD DATE. For the purpose of determining the identity of shareholders entitled to notice of, or to vote at, any meeting of shareholders, or any adjournment thereof, to vote, or in order to make a determination of shareholders for any other purpose, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date to be not more than seventy (70) days prior to the date on which the particular meeting is to be held or the particular action requiring such determination of shareholders is to be taken. Notwithstanding the foregoing, the record date for determining shareholders entitled to demand a special meeting of shareholders shall be the date the first shareholder delivers a demand for such meeting to the corporation. In no event may a record date fixed by the Board of Directors be a date preceding the date upon which the resolution fixing the record date is adopted.



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         If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the date immediately prior to the date on which the first notice of the meeting is delivered to shareholders shall be the record date for the determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting. In the event a meeting of shareholders is adjourned to a date more than one hundred twenty
(120) days following the date fixed for the meeting, as originally scheduled, the Board of Directors shall fix a new record date.

         SECTION 7. SHAREHOLDERS' LIST FOR MEETING. After fixing a record date for a meeting of shareholders, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of such meeting, arranged by voting group, with the address of, and the number and class and series, if any, of shares held by each shareholder. Subject to any restrictions imposed by applicable law or by ss.2 of Article V of these Bylaws, the shareholders' list shall be made available for inspection by any shareholder, for a period of ten (10) days preceding the meeting, or such shorter period of time as exists between the record date and the meeting, and continuing through the meeting, at the corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the corporation's transfer agent or registrar, if any. A shareholder or such shareholder's agent or attorney shall be entitled upon written demand to inspect the list of shareholders (subject to the requirements of ss.607.1602(3) of the Florida Statutes, other applicable law, and ss.2 of
Article V of these Bylaws), during regular business hours and at such shareholder's expense, throughout the period it is available for inspection.

         The corporation shall make the shareholders' list available at the meeting, and any shareholder or such shareholder's agent or attorney shall (subject to the requirements of ss.607.1602(3) of the Florida Statutes, other applicable law, and ss.2 of Article V of these Bylaws) be entitled to inspect the list at any time during the meeting or during any adjournment thereof. The shareholders' list shall be prima facie evidence of the identity of shareholders entitled to examine the shareholders' list and to vote at the meeting of shareholders. Refusal or failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

         SECTION 8. SHAREHOLDER QUORUM AND VOTING. Unless otherwise provided in the Articles of Incorporation of the corporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of shares, unless otherwise provided in the Articles of Incorporation of the corporation, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series. If a quorum is present, the affirmative vote of a majority (other than in the election of directors, which shall be by a plurality of votes cast) of the shares represented at the meeting and entitled to vote on the subject matter shall be


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the act of the shareholders, unless otherwise provided by applicable law or the
Articles of Incorporation. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting, and for any adjournment thereof, unless a new record date is or must be set for such adjourned meeting.

         SECTION 9. VOTING OF SHARES. Except as otherwise provided in the Articles of Incorporation of the corporation, each outstanding share, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote of shareholders. If the Articles of Incorporation of the corporation provide for more or less than one (1) vote for any share on any matter, every reference in these Bylaws to a majority or other proportion of shares shall refer to such a majority or other proportion of votes entitled to be cast. Notwithstanding the foregoing, shares of the corporation are not entitled to be voted (or counted as outstanding), if they are: (i) owned, directly or indirectly, by a second corporation, domestic or foreign, if the corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of such second corporation; or, (ii) held as treasury shares by the corporation; provided, however, that nothing in this sentence shall limit the power of the corporation to vote shares, including shares issued by it, held by it in a fiduciary capacity. Redeemable shares shall not be entitled to vote on any matter, and shall not be deemed to be outstanding, after notice of redemption is mailed to the holders thereof, and a sum sufficient to redeem such shares has been deposited with a bank, trust company, or other financial institution with an irrevocable obligation to pay the holders the redemption price therefor upon surrender of such redeemable shares.

         Shares standing in the name of another corporation or other entity shareholder, domestic or foreign, may be voted by such officer, agent, or proxy as the Bylaws or other governing instruments of the corporate or other entity shareholder may provide, or, in the absence of any applicable provision, by such person as the Board of Directors or other governing body of the corporate or other entity shareholder may designate. ln the absence of any such designation, or in the case of conflicting designations, by a corporate shareholder, the Chairman of the Board, the President, any Vice President, the Secretary, and the Treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares. Shares held by an administrator, executor, guardian, personal representative, or conservator (collectively, "Representative"), may be voted by such Representative, either in person or by proxy, without a transfer of such shares into such Representative's name. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, but no trustee (other than a trustee in bankruptcy proceedings) shall be entitled to vote shares held by such trustee without a transfer of such shares into such trustee's name or the name of the nominee of such trustee. Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefits of creditors (collectively, "Receiver"), may be voted by such Receiver without the transfer thereof into such Receiver's name.

         If shares stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to Voting have the following effect:



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                  (a)      if only one (1) votes, in person or by proxy, such
vote binds all;

                  (b) if more than one (1) votes, in person or by proxy, the acts of the majority so voting binds all;

                  (c) if more than one (1) votes, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; and,

                  (d) if the instrument or order so filed demonstrates that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes of this section shall be a majority or a vote evenly split in interest.

         The principles of this section shall apply, insofar as possible, to the execution of proxies, waivers, consents, or objections, and for the purpose of ascertaining the presence of a quorum. Nothing contained in this section shall prevent trustees or other fiduciaries holding shares registered in the name of a nominee from causing such shares to be voted by such nominee as the trustee or other fiduciary may direct. Such nominee may vote shares as directed by a trustee or other fiduciary without the necessity of transferring the shares into the name of the trustee or other fiduciary.

         Except as otherwise provided in the Articles of Incorporation of the corporation, at each election of directors, every shareholder of record shall have the right to vote, in person or by proxy, the shares owned by such shareholder for as many persons as there are directors to be elected at that time, and for whose election such shareholder has a right to vote; provided, however, that if the Articles of Incorporation provide for cumulative voting for all or a designated voting group of shareholders, shareholders entitled to so cumulate their votes shall be entitled to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote, and cast the product for a single candidate or distribute the product among two
(2) or more candidates.

         SECTION 10. PROXIES. Every shareholder (or other person entitled to vote on behalf of a shareholder) entitled to vote at a meeting of shareholders, or to express consent without a meeting, may authorize another person or persons to act by proxy. A shareholder (or other person entitled to vote shares of the corporation) may appoint a proxy to vote or otherwise act by signing an appointment form, either personally or by attorney in fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, shall constitute a sufficient appointment form. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the corporation authorized to tabulate votes. An appointment of proxy shall be valid for up to eleven (11) months, unless a longer period is expressly provided in the appointment form. If a proxy appointment form expressly provides, any proxy holder may appoint, in writing, a substitute to act in such proxy holder's place.

         The death or incapacity of the shareholder (or other person entitled to vote shares of the corporation) appointing a proxy does not affect the right of the corporation to accept the proxy's authority, unless notice of the death or incapacity is received by the Secretary or other officer or agent of the


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corporation authorized to tabulate votes before the proxy exercises the authority granted under the appointment. An appointment of a proxy is revocable by the shareholder, unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, and shall be irrevocable to the extent, and subject to the terms and conditions specified in, ss.607.0722 of the Florida Statutes.

         SECTION 11. SHARES HELD BY NOMINEES. The Secretary of the corporation may (but shall not be required to) establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee is recognized by the corporation as the shareholder. The extent of such recognition may be determined by the procedure. The procedure may set forth:

                  (a)      the types of nominees to which it applies;

                  (b) the rights and privileges the corporation recognizes in a beneficial owner;

                  (c) the manner in which the procedure is selected by the nominee;

                  (d) the information that must be provided when the procedure is selected;

                  (e) the period for which selection of the procedure is effective; and,

                  (f) any other aspects of the rights and duties created pursuant to the procedure.

         SECTION 12. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Unless otherwise provided in the Articles of Incorporation of the corporation, action required or permitted to be taken at an annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding shares of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. In order to be effective, the action must be evidenced by one
(1) or more written consents describing the action taken, dated, and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon, and must be delivered to the corporation at its principal office in the state of Florida, its principal place of business, to the corporate Secretary, or to such other officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein, unless, within sixty (60) days following the date of the earliest dated consent delivered in the manner required by this section, written consents signed by the number of holders required to take such action is delivered to the corporation as set forth in this section.

         Any written consent may be revoked prior to the date the corporation receives the required number of consents to authorize the proposed action. No such revocation shall be effective unless the same is in writing and is received


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by the corporation at its principal office in the state of Florida or its principal place of business, or is received by the corporate Secretary or such other officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded.

         Within ten (10) days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action, and, if the action is of a type for which dissenters' rights are provided under applicable law, the notice shall contain a clear statement of the rights of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of applicable law regarding the rights of dissenting shareholders.

         A consent executed and delivered under this section has the effect of a meeting vote and may be described as such in any document. In the event the action to which the shareholders consent is such as would have required the filing of a certificate under applicable law if such action had been voted on by shareholders at a meeting thereof, the certificate so filed under applicable law shall state that written consent has been given in accordance with the provisions of ss.607.0704 of the Florida Statutes. Whenever action is taken pursuant to this section, the written consent of the shareholders consenting thereto or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of the shareholders.


                             ARTICLE II - DIRECTORS
                             ----------------------

         SECTION 1. FUNCTION. Subject to any limitation set forth in the Articles of Incorporation of the corporation, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its Board of Directors. In conducting the proper business of the corporation, the Board of Directors is authorized to do all such lawful acts as are not otherwise required by applicable law, the Articles of Incorporation, or these Bylaws to be done by the shareholders.

         SECTION 2. QUALIFICATION. Unless the Articles of Incorporation so require, directors need not be shareholders or employees of the corporation or residents of the state of Florida, but must be natural persons who are at least eighteen (18) years of age. The Articles of Incorporation of the corporation may prescribe additional qualifications of directors.

         SECTION 3. COMPENSATION. Unless specifically determined otherwise by the shareholders, directors shall serve as such without compensation, other than the reimbursement of reasonable expenses properly incurred in connection with attendance at meetings of the Board of Directors.

         SECTION 4. DUTIES OF DIRECTORS. A director shall discharge his or her duties in such capacity, including his or her duties as a member of any committee of the Board of Directors upon which such director may serve, in good faith, with the care an ordinarily prudent person in a similar position would exercise under similar circumstances, and in a manner such director reasonably


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believes to be in the best interests of the corporation. In discharging his or her duties, a director shall be entitled to rely on information, opinions, reports, or statements, including, without limitation, financial statements and other financial data, in each case prepared or presented by:

                  (a) one (1) or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

                  (b) legal counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence; or,

                  (c) a committee of the Board of Directors upon which such director does not serve, duly designated in accordance with applicable law, the Articles of Incorporation, or these Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

         A director shall not be considered to be acting in good faith if such director has knowledge concerning a matter in question that would cause the reliance described in this section to be unwarranted. Without affecting any rights or defenses available to directors under applicable law, the Articles of Incorporation, or by separate agreement, a director shall not be liable for any action taken as a director, or any failure to take any action, if such director performs the duties of his or her office in compliance with the standards provided in this section.

         In discharging his or her duties, a director may consider such factors as such director deems relevant, including, without limitation, the long term prospects and interests of the corporation and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the corporation or its subsidiaries, the communities and society in which the corporation and its subsidiaries operate, and the economy of the state and the nation.

         SECTION 5. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors, or a committee thereof of which such director is a member, at which action on any matter is taken shall be deemed to have assented to the action taken, unless such director objects at the beginning of the meeting (or promptly upon arrival thereat) to the holding of the meeting or the transaction of specified business thereat, or unless such director votes against or abstains from the action taken, or abstains from voting in respect thereto because of an asserted conflict of interest.

         SECTION 6. NUMBER. The corporation shall have at least one (1) director. The initial number of directors shall be as specified in the Articles of Incorporation as originally filed by the corporation. The number of directors may be increased or decreased by vote of the shareholders from time to time, which vote shall constitute, without more, an amendment to these Bylaws, but no such decrease in the number of directors shall have the effect of shortening the term of an incumbent director.

         SECTION 7. ELECTION AND TERM. Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the first meeting of shareholders at which directors are elected, and


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until such director's successor is elected and qualifies, or until such director's earlier resignation, removal from office, or death. Subject to any requirements of the Articles of Incorporation or these Bylaws with respect to staggered terms for directors, at each annual meeting of shareholders of the corporation, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director so elected shall hold office for the term for which such director is elected, and until such director's successor shall have been elected and qualifies, or until such director's earlier resignation, removal from office, or death.

         SECTION 8. VACANCIES. Unless otherwise specified in the Articles of Incorporation, any vacancy occurring on the Board of Directors, including a vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the full Board of Directors, or by the shareholders. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

         Notwithstanding the immediately foregoing paragraph of this section, whenever the holders of shares of any voting group are entitled to elect a class of one (1) or more directors by the provisions of the Articles of Incorporation, vacancies in such class may be filled by holders of shares of that voting group, or, unless otherwise prohibited by the Articles of Incorporation, by a majority of the directors then in office elected by such voting group or by a sole remaining director so elected. If no director elected by such voting group remains in office, unless the Articles of Incorporation provide otherwise, directors not elected by such voting group may fill vacancies as provided in the immediately preceding paragraph of this section.

         SECTION 9. REMOVAL OF DIRECTORS. The shareholders may remove one (1) or more directors with or without cause, unless the Articles of Incorporation provide that directors may be removed only for cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such director. If cumulative voting is authorized by the Articles of Incorporation, a director may not be removed if the number of votes sufficient to elect such director under cumulative voting is voted against such director's removal. If cumulative voting is not authorized by the Articles of Incorporation, a director may be removed only if the number of votes cast to remove such director exceeds the number of votes cast not to remove such director. A director may be removed by the shareholders at a meeting of shareholders only if the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.

         SECTION 10. QUORUM AND VOTING. Unless the Articles of Incorporation require a different number, a majority of the aggregate number of directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at a meeting at which a quorum exists shall be the act of the Board of Directors.

         SECTION 11. DIRECTOR CONFLICTS OF INTEREST. No contract or other transaction between the corporation and one (1) or more of its directors, or any other corporation, firm, association, or entity in which one (1) or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies the subject contract or transaction, or because the votes of such directors are counted for such purpose, provided that:



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                  (a)      the fact of such relationship or interest is
disclosed to or is otherwise known by the Board of Directors or the committee thereof which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for that purpose without counting the votes or consents of the interested directors; or,

                  (b) the fact of such relationship or interest is disclosed to or is otherwise known by the shareholders entitled to vote, and the shareholders authorize, approve, or ratify the contract or transaction by vote or written consent; or,

                  (c) the contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the Board of Directors, a committee thereof, or the shareholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such a contract or transaction; provided that a conflict of interest transaction is authorized, approved or ratified under subsection (a) above only if it receives the affirmative vote of a majority of the directors on the Board of Directors, or on the committee, who have no relationship or interest in the transaction described in this Section 11, but a transaction may not be authorized, approved or ratified under this Section by a single director. For purposes of this section, a conflict of interest transaction is authorized, approved, or ratified by the shareholders if it receives the vote of a majority of the shares entitled to be counted. Shares owned by or voted under the control of a director who has a relationship or interest in the transaction described in the foregoing portions of this section may not be counted in a vote of shareholders to determine whether to authorize, approve, or ratify a conflict of interest transaction. However, the vote of such shares shall be counted in determining whether the transaction is approved for any other purpose. Notwithstanding any other term or provision of these Bylaws, a majority of the shares, whether or not present, that are entitled to be counted in a vote to authorize, approve, or ratify a conflict of interest transaction shall constitute a quorum for such purpose.

         SECTION 12. EXECUTIVE AND OTHER COMMITTEES. Unless otherwise provided in the Articles of Incorporation of the corporation, the Board of Directors, by resolution adopted by a majority of the full Board, may designate from among its members an executive committee and one (1) or more other committees, of not fewer than two (2) members, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to:

                  (a) approve or recommend to the shareholders actions or proposals required by Chapter 607 of the Florida Statutes to be approved by the shareholders; or,

                  (b) fill vacancies on the Board of Directors or any committee thereof; or,

                  (c) adopt, amend, or repeal these Bylaws, even if the Board of Directors shall have authority to do so; or,



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                  (d)      authorize or approve the reacquisition of shares of
the corporation unless pursuant to a general formula or method specified by the Board of Directors; or,

                  (e) authorize or approve the issuance or sale of, or any agreement to issue or sell, shares of the corporation, or determine the designations, relative rights, preferences, and limitations of a voting group of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.

         The Board of Directors, by resolution adopted in accordance with this section, may designate one (1) or more directors as alternate members of any such committee, who may act in the place of an absent member or members at any meeting of the committee. The provisions of ss.10 and ss.13 of this Article II shall apply with equal force and effect to all meetings of committees of the Board of Directors, as if the aggregate number of members of the committee were all of the members of the full Board of Directors. Neither the designation of any such committee, the delegation thereto of authority, or action by such committee pursuant to such authority shall alone constitute compliance by any member of the Board of Directors not a member of the committee in question with such director's responsibility to act in good faith, in a manner such director reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a similar position would use under similar circumstances.

         SECTION 13. MEETINGS. Regular and special meetings of the Board of Directors may be held within or without the state of Florida. Unless otherwise required by the Articles of Incorporation of the Corporation: (i) regular meetings of the Board of Directors shall be held without notice of the date, time, place, or purpose of the meeting at such times as may be fixed by the Board; and, (ii) written notice of the date, time, and place of special meetings of the Board of Directors shall be delivered to each director at least two (2) days before the meeting, which notice need not describe the purpose of any such special meeting.

         Notice of a meeting of the Board of Directors need not be given to any director who executes a waiver of notice either before or following the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival thereat, an objection to the transaction of business because the meeting is not lawfully called or convened.

         A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of such adjourned meeting shall be given to the directors who were not present at the time of the adjournment, and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to all other directors.

         Unless otherwise provided in the Articles of Incorporation of the corporation: (i) meetings of the Board of Directors may be called by the Chairman of the Board, if any, by the President of the Corporation, or by any two (2) directors; (ii) the Board of Directors may permit any or all directors


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to participate in a regular or special meeting of the Board by, or conduct the meeting through the use of, any means of communication by which all directors participating in the meeting can simultaneously hear each other. Participation in this manner shall constitute presence in person at a meeting.

         SECTION 14. ACTION WITHOUT A MEETING. Unless otherwise provided in the Articles of Incorporation of the corporation, any action required or permitted to be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action to be taken and signed by all the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board of Directors or of the committee. Such consent shall have the same effect as a unanimous vote.

                             ARTICLE III - OFFICERS
                             ----------------------

         SECTION 1. OFFICERS. The officers of the corporation may include a Chairman of the Board of Directors and any one (1) or more Vice Chairmen of the Board of Directors, if appointed by the Board, and shall consist of a President, a Secretary, and a Treasurer, each of whom shall be appointed by the Board of Directors at the annual meeting of directors immediately following the annual meeting of shareholders of the corporation, or at such other time as may be designated by the Board of Directors, and shall serve until their respective successors are chosen and duly qualify, or until their earlier resignation, removal from office, or death. Such other officers and assistant officers as may be deemed necessary may be appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person. The failure to elect a President, a Secretary, or a Treasurer shall not affect the legal existence of the corporation. All officers appointed must be at least eighteen
(18) years of age, and the Chairman of the Board of Directors and any Vice Chairman of the Board of Directors must simultaneously hold a position as a director of the corporation. The salaries and other compensation of all officers of the corporation shall be fixed by the Board of Directors or a duly authorized committee thereof.

         SECTION 2. The respective officers of the corporation shall have the following duties:

                  (a) Chairman and Vice Chairmen - The Chairman of the Board of Directors, and, in the absence of the Chairman, the Vice Chairmen in order of seniority of continuous service as a director, shall preside at all meetings of the shareholders and directors of the corporation, but shall have no additional authority other than as a director.

                  (b) President - The President shall be the chief executive officer and chief operating officer of the corporation, and, in such capacity, shall have authority over the general and active management of the business and affairs of the corporation, subject to the direction of the Board of Directors. In the absence of the Chairman or any Vice Chairman of the Board, the President shall preside at all meetings of the shareholders and directors.

                  (c) Secretary - The Secretary shall attend all meetings of the shareholders and directors (and all committees thereof), and shall record all of the proceedings thereof. The Secretary shall be responsible for the custody and maintenance of the corporate seal and all corporate records, except financial records, shall deliver all notices of meetings, shall authenticate records of the corporation, and shall perform such other duties as may be prescribed by the Board of Directors or the President. The Secretary, each Assistant Secretary, if any, appointed by the Board of Directors, and any other officer authorized by the Board of Directors shall have authority to affix the corporate seal to any instrument executed by the corporation.

                  (d) Assistant Secretaries - The Assistant Secretary, or, if more than one (1), the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties and have such other powers as the Board of Directors may, from time to time, prescribe.

                  (e) Treasurer - The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate records and accounts of receipts and disbursements in books belonging to the corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors, shall disburse funds of the corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements, shall render accounts of all transactions whenever required by the Board of Directors or the President, and shall perform such other duties as may be prescribed by the Board of Directors or the President. If required by the Board of Directors, the Treasurer shall obtain for the benefit of the corporation a bond in such sum and with such surety or sureties as shall be approved by the Board of Directors for the faithful performance of the duties of the Treasurer's office, and for the restoration to the corporation, in case of the death, resignation, or removal from office of the Treasurer, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the Treasurer belonging to the corporation.

                  (f) Assistant Treasurers - The Assistant Treasurer, or, if more than one (1), the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the Board of Directors may, from time to time, prescribe.

                  (g) Vice Presidents - The Vice President, or, if more than one (1), the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties and have such other powers as the Board of Directors may, from time to time, prescribe.

         SECTION 3. REMOVAL OF OFFICERS. Any officer appointed by the Board of Directors may be removed by the Board with or without cause. An officer may resign at any time by delivering notice to the corporation, such resignation to be effective when such notice is delivered, unless the notice specifies a later effective date. A vacancy in any office, however occurring, may be filled by the Board of Directors. The removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; provided, however, that the appointment of an officer shall not, of itself, create contract rights in the person appointed. The resignation of an officer shall not affect the corporation's contract rights, if any, with such officer.


               ARTICLE IV - CERTIFICATED AND UNCERTIFICATED SHARES
               ---------------------------------------------------

         SECTION 1. REPRESENTATION BY CERTIFICATES. Shares issued by the corporation may, but shall not be required to be, represented by certificates. Unless otherwise required by applicable law, the rights and obligations of shareholders of the corporation are identical whether or not shares owned by them are represented by a certificate.

         SECTION 2. FORM OF CERTIFICATES. Certificates representing shares of the corporation shall state on their face the name of the corporation, that is organized under the laws of the state of Florida, the name of the person or persons to whom issued, the number and class of shares and the designation of the series, if any, represented by the certificate, the par value thereof, if any, or a statement that the shares are without par value, and shall be signed (either manually or in facsimile) by the President or a Vice President and by the Secretary or an Assistant Secretary of the corporation, and may, but shall not be required to be, sealed with the seal of the corporation or a facsimile thereof. In the event any officer who signed (either manually or in facsimile) a certificate shall have ceased to hold such office before the certificate is issued, it may be issued by the corporation with the same effect as if such officer held the office on the date of issuance.

         In the event the corporation is authorized to issue shares of more than one (1) class or series, every certificate representing shares issued by the corporation shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, relative rights, preferences, and limitations applicable to the shares of each class, the variations in designations, relative rights, preferences, and limitations determined for each series, and the authority of the Board of Directors to determine variations for future series. Every certificate representing shares which are restricted as to their sale, disposition, or other transfer or encumbrance shall state that such shares are so restricted and shall set forth or fairly summarize upon the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge, a full statement of such restrictions.

         SECTION 3. LOST, STOLEN, OR DESTROYED CERTIFICATES. The corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate: (a) makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken; (b) requests the issuance of a new certificate before the corporation has notice that the existing certificate has been acquired by a purchaser for value, in good faith, and without notice of any adverse claim; and, (c) satisfies any other reasonable requirement (including, without limitation, the posting of an indemnity bond) imposed by the Board of Directors to protect the corporation from any claim that may be made against it with respect to any such lost, destroyed, or wrongfully taken certificate.

         SECTION 4. INFORMATION STATEMENT. In the event shares of the corporation are issued in uncertificated form, the corporation shall, within a reasonable time after the issuance or transfer of such shares, send to the shareholder a written statement of the information which would be required on certificates representing identical shares as specified in ss.607.0625(2) and
(3), and, if applicable, ss.607.0627, of the Florida Statutes.

         SECTION 5. TRANSFERS OF SHARES. Upon surrender to the corporation or the transfer agent, if any, of the corporation, of a certificate representing shares duly endorsed and accompanied by proper evidence of succession, assignment, or authority to transfer, a new certificate or an equivalent new uncertificated security shall be issued to the person entitled thereto, the old certificate shall be cancelled, and the transaction shall be recorded upon the share transfer books of the corporation.


                          ARTICLE V - BOOKS AND RECORDS
                          -----------------------------

         SECTION 1. BOOKS AND RECORDS. The corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders and the Board of Directors without a meeting, a record of all actions taken by all committees of the Board of Directors, and accurate and complete accounting records. The corporation or its transfer agent or registrar, if any, shall also maintain a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares, showing the number and series of shares held by each. The corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

         The corporation shall retain on file a copy of the following records:

                  (a) its Articles of Incorporation and all amendments thereto;

                  (b)      these Bylaws and all amendments thereto;

                  (c) all resolutions adopted by the Board of Directors creating one (1) or more classes or series of shares and fixing their designations, relative rights, preferences, and limitations, if shares issued pursuant to these resolutions are outstanding;

                  (d) minutes of all shareholders' meetings and records of all actions taken by shareholders during the immediately preceding three (3) years;

                  (e) written communications to all shareholders generally, or to all shareholders of a class or series, in each case within the preceding three (3) years, including all financial statements furnished for the preceding three (3) years pursuant to ss.607.1620 of the Florida Statutes;

                  (f) a list of the names and business street addresses of its current directors and officers; and,

                  (g) its most recent annual report delivered to the Florida Department of State pursuant to ss.607.1622 of the Florida Statutes.

         SECTION 2. SHAREHOLDERS' INSPECTION RIGHTS. A shareholder of the corporation is entitled to inspect and copy, during regular business hours at the corporation's principal office, all records of the corporation described in subsections (a) through (g) of the immediately preceding ss.1 of this Article V if such shareholder provides to the corporation written notice of the demand therefor at least five (5) business days before the date designated for such inspection and copying. In addition, a shareholder of the corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation, if: (i) the shareholder makes the demand for inspection and copying in good faith and for a purpose reasonably related to the shareholder's interest as a shareholder of the corporation; (ii) the demand for inspection and copying describes with reasonable particularity the purpose and the records to be inspected and such records are directly connected with the purpose stated; and,
(iii) written notice of such demand is provided to the corporation at least five
(5) business days before the date designated for such inspection and copying:

                  (a) excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of actions taken by the shareholders or Board of Directors (or any committee thereof) without a meeting, to the extent not subject to inspection pursuant to the initial sentence of this section;

                  (b)      all accounting records of the corporation;

                  (c)      the record of shareholders of the corporation; and,

                  (d) any of the other books and records of the corporation.

         A shareholder of the corporation is entitled to inspect and copy, during regular business hours at a reasonable location in the state of Florida specified by the corporation, a copy of the records of the corporation described in ss.607.1601(5)(b) and (f) of the Florida Statutes, if such shareholder provides the corporation written notice of such shareholder's demand to do so at least fifteen (15) business days before the date designated for such inspection and copying.

         The corporation may deny any demand for inspection made pursuant to the second sentence of this section if the demand was made for an improper purpose, or if the demanding shareholder has, within two (2) years preceding the demand, sold or offered for sale any list of shareholders of the corporation or any other corporation, aided or abetted any person in procuring any list of shareholders for any such purpose, or improperly used any information secured through any prior examination of the records of the corporation or any other corporation. For all purposes of this section, the term "shareholder" includes a beneficial owner whose shares are held in a voting trust or by a nominee on behalf of such shareholder. All rights of inspection provided for herein shall be subject to all rights of the corporation provided for in ss.607.1603 of the Florida Statutes.

         SECTION 3. OTHER INFORMATION. The corporation shall also prepare, retain, and deliver to its shareholders all financial statements, reports, and other information required by ss.607.1620 and ss.607.1621 of the Florida Statutes.


                   ARTICLE VI - DISTRIBUTIONS TO SHAREHOLDERS
                   ------------------------------------------

         The Board of Directors may authorize, and the corporation may make, distributions to shareholders of the corporation, subject to restrictions imposed by applicable law and by the Articles of Incorporation. If the Board of Directors does not fix a record date for determining shareholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the corporation's shares), such record date shall be the date the Board of Directors authorizes the distribution.

         No distribution may be made if, after giving it effect:

                  (a) the corporation would not be able to pay its debts as they become due in the usual course of business; or,

                  (b) the corporation's total assets would be less than the sum of its total liabilities plus (unless the Articles of Incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those shareholders receiving the distribution.

         The Board of Directors may base a determination that a distribution is not prohibited under the immediately preceding paragraph of this section either on financial statements prepared on the basis of accounting practices and principles that are reasonable under the circumstances or on a fair valuation or other method that is reasonable under the circumstances. In the case of any distribution based on such valuation, each such distribution shall be identified as a distribution based upon a current valuation of assets, and the amount per share paid on the basis of such valuation shall be disclosed to the shareholders concurrent with their receipt of the distribution.


                       ARTICLE VII - LOANS AND GUARANTEES
                       ----------------------------------

         The corporation may lend money to, guarantee any obligation of, or otherwise assist any officer, director, or employee of the corporation or of a subsidiary of the corporation, whenever, in the judgment of the Board of Directors, such loan, guaranty, or assistance may reasonably be expected to benefit the corporation. The loan, guaranty, or other assistance may be with or without interest, and may be unsecured or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section shall be deemed to deny, limit, or restrict the powers of guaranty or warranty of the corporation at common law or under any statute. Loans, guarantees, or other types of assistance are subject to the requirements of ss.607.0832 of the Florida statutes.

                             ARTICLE VIII - GENERAL
                             ----------------------

         SECTION 1. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may, from time to time, designate.

         SECTION 2. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

         SECTION 3. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization, and the words "Corporate Seal, Florida." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                             ARTICLE IX - AMENDMENT
                             ----------------------

         These Bylaws may be repealed or amended, and new Bylaws may be adopted, only by the shareholders of the corporation in accordance with applicable law.


     Dated the _____ day of September, 2005

                                        /s/ Serguei Melnik
                                        --------------------
                                        Secretary



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